Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ONESPAWORLD HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, $0.001 par value, underlying 2019 Warrants	Rule 457(g)	4,683,605	$11.50(1)	$53,861,457.50	.00011020	$5,935.53

	Equity	Common Shares, $0.001 par value, underlying 2020 Warrants	Rule 457(g)	891,668	$5.75(2)	$5,127,091.00	.00011020	$565.01

	Equity	Common Shares, $0.0001 par value	Rule 456(b) and Rule 457(r)(3)	(4)	(4)	(4)	(4)	(3)
	Other	Warrants	Rule 456(b) and Rule 457(r)(3)	(4)	(4)	(4)	(3)	(3)

Fees Previously	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$58,988,548.50		$6,500.54

	Total Fees Previously Paid							N/A

	Total Fees Offsets							N/A

	Net Fee Due							$6,500.54
(1)	Represents the exercise price of the 2019 Warrants.
(2)	Represents the exercise price of the 2020 Warrants.
(3)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee for these securities. In connection with the offering of such securities, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of such securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(4)	An unspecified aggregate initial offering price and number of securities of the identified class is being registered and may from time to time be offered at unspecified prices.